Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months and Year Ended
December 31, 2018

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, EVP - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2018

CHATTANOOGA, Tenn. (February 7, 2019) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2018. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	%	2018	2017	%
Net income (loss) attributable to common shareholders per diluted share	$(0.39)	$0.15	(360.0)%	$(0.73)	$0.44	(265.9)%
Funds from Operations ("FFO") per diluted share	$0.44	$0.55	(20.0)%	$1.70	$2.18	(22.0)%
FFO, as adjusted, per diluted share (1)	$0.45	$0.56	(19.6)%	$1.73	$2.08	(16.8)%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this earnings release.

KEY TAKEAWAYS:

•	In January 2019, CBL announced a new $1.185 billion secured credit facility maturing in July 2023.

•	In 2018, CBL completed more than $340 million of financing activity.

•	In 2018, CBL completed gross asset sales of more than $100 million, including a tier 3 mall and approximately $35 million in outparcel.

•
FFO per diluted share, as adjusted, was $0.45 in the fourth quarter 2018 compared to $0.56 in the prior year period. Major items impacting fourth quarter 2018 FFO, as adjusted, include approximately $0.01 per share of dilution from asset sales, $0.07 per share lower property net operating income primarily due to retailer and anchor bankruptcies, $0.01 per share higher net interest expense and $0.02 per share due to lower gains on outparcel sales.

•
FFO per diluted share, as adjusted, was $1.73 for 2018, compared with $2.08 in the prior-year period. Major items impacting 2018 FFO, as adjusted, include approximately $0.08 per share of dilution from asset sales and non-core properties, $0.20 per share lower property net operating income primarily due to retailer and anchor bankruptcies, $0.02 per share of higher G&A expense substantially related to one-time severance expense, $0.01 per share higher interest expense and $0.02 per share lower gains on outparcel sales.

•	Same-center NOI improved sequentially to a decline of 4.4% for the fourth quarter 2018, over the prior-year quarter. For the full-year 2018 same-center NOI declined 6.0%, over the prior-year period.

•	Average gross rent per square foot declined 10.8% for stabilized mall leases signed in 2018 over the prior rate.

•	Total portfolio occupancy at December 31, 2018 was 93.1%, representing a sequential improvement of 110 basis points and a 10 basis point decline from the prior year-end.

•	Same-center sales per square foot for 2018 were $377, an increase of 0.5% compared with $375 for 2017.

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CBL's Chief Executive Officer, Stephen D. Lebovitz, commented, "2018 closed on a positive note with adjusted FFO and same-center NOI in-line with our guidance range and a sequential improvement in operating results.  We are making significant progress on our strategic priority of transforming our properties into suburban town centers, while at the same time limiting our cash investment.  In the fourth quarter, we completed replacements of four former department stores.  We have a dozen replacements under construction or positioned to start construction later this year as well as leases out for signature or in negotiations on numerous other locations.  We are using these opportunities to diversify our properties’ offerings to include more food, entertainment, fitness, service and non-retail uses.  Over 67% of new leases executed last year were with non-apparel tenants.

"Our most exciting recent news is the closing in January of a new $1.185 billion secured credit facility. This new facility is a major vote of confidence by our bank group and a huge step forward in providing the flexibility and runway to execute our strategy.  As a result, our balance sheet is stronger and our maturity schedule is extended. The enhanced retained cash flow provided by the November 2018 dividend reduction also allows us to fund redevelopments on a leverage neutral basis as well as reduce debt. As our 2019 guidance indicates, we are still facing challenges in our business primarily as a result of the more than 40 anchor closures between the Bon-Ton and Sears bankruptcies. That being said, our strategy of owning the best real estate in our markets positions us to benefit from strong demand from new users looking to locate in our markets such as the Cheesecake Factory we recently opened in Chattanooga.  As we move into 2019, our top priority is stabilizing our NOI and FFO with new income from the redevelopments and anchor replacements as well as improved leasing and other revenue sources.”

Net loss attributable to common shareholders for the fourth quarter 2018 was $67.0 million, or $(0.39) per diluted share, compared with net income of $25.2 million, or $0.15 per diluted share for the fourth quarter 2017. Net loss attributable to common shareholders for the fourth quarter 2018 included $91.8 million of loss on impairment of real estate, primarily related to the write downs of the carrying value of Honey Creek Mall and Eastland Mall to each property's estimated fair value.

Net loss attributable to common shareholders for 2018 was $125.3 million, or $(0.73) per diluted share, compared with net income of $76.0 million, or $0.44 per diluted share, for 2017. Net loss attributable to common shareholders for 2018 was impacted by $176.4 million of loss on impairment of real estate.

FFO allocable to common shareholders, as adjusted, for the fourth quarter of 2018 was $77.4 million, or $0.45 per diluted share, compared with $96.4 million, or $0.56 per diluted share, for the fourth quarter of 2017. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the fourth quarter of 2018 was $89.4 million compared with $112.3 million for the fourth quarter of 2017.
FFO allocable to common shareholders, as adjusted, for 2018 was $298.2 million, or $1.73 per diluted share, compared with $355.1 million, or $2.08 per diluted share, for 2017. FFO allocable to the Operating Partnership common unitholders, as adjusted, for 2018 was $345.1 million compared with $413.7 million for 2017.
Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended December 31,	Year Ended December 31,
	2018	2018
Portfolio same-center NOI	(4.4)%	(6.0)%
Mall same-center NOI	(4.6)%	(6.2)%
(1) CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents, write-offs of landlord inducements, and net amortization of acquired above and below market leases.

MAJOR ITEMS IMPACTING SAME-CENTER NOI RESULTS FOR 2018

▪	NOI declined $40.1 million during 2018, primarily due to a $41.7 million decrease in revenue offset by a $1.8 million decrease in expense.

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▪	Minimum rents, tenant reimbursements and other revenues declined $41.8 million, primarily due to store closures and rent concessions related to tenants in bankruptcy.

▪	Other rents, including business development and short-term specialty leasing, declined $0.2 million.

▪	Percentage rents increased $0.3 million, due to an increase in sales.

▪
Property operating expense declined $2.5 million and real estate tax expense declined $2.1 million. Maintenance and repairs expense increased $2.8 million, substantially due to a $1.8 million increase in snow removal expense.

PORTFOLIO OPERATIONAL RESULTS

Occupancy (1):

	As of December 31,
	2018	2017
Portfolio occupancy	93.1%	93.2%
Mall portfolio	91.8%	92.0%
Same-center malls	92.1%	92.2%
Stabilized malls	92.1%	92.1%
Non-stabilized malls (2)	76.7%	88.4%
Associated centers	97.4%	97.9%
Community centers	97.2%	96.8%
(1) Occupancy for malls represents percentage of mall store gross leasable area less than 20,000 square feet occupied. Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2) Represents occupancy for The Outlet Shoppes at Laredo as of December 31, 2018 and occupancy for The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Laredo as of December 31, 2017.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
	Three Months Ended December 31,	Year Ended December 31,
	2018	2018
Stabilized Malls	(9.1)%	(10.8)%
New leases	2.6%	(1.7)%
Renewal leases	(11.3)%	(12.5)%

Same-center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Year Ended December 31,
	2018	2017	% Change
Stabilized mall same-center sales per square foot	$377	$375	0.5%
Stabilized mall sales per square foot	$377	$372	1.3%

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DISPOSITIONS
In 2018, CBL raised more than $100 million in gross proceeds through asset sales:

Property	Location	Date Closed	Gross Sales Price (M)
Various Outparcels	Various	Various	$35.9
Phase III Gulf Coast Town Center	Ft. Myers, FL	March	9.0
Janesville Mall	Janesville, WI	July	18.0
Statesboro Crossing	Statesboro, GA	August	21.5
Parkway Plaza	Ft. Oglethorpe, GA	October	16.5
Total			$100.9

In January 2019, CBL completed the sale of Cary Towne Center in Cary, NC, for $31.5 million. Proceeds from the sale were used to satisfy a portion of the $43.7 million outstanding non-recourse loan secured by the property. The remaining principal balance was forgiven. CBL will provide third party leasing and management services to the new owners.
In January 2019, CBL completed the transfer of Acadiana Mall to the holder of the note in exchange for extinguishment of the $119.8 million loan.
FINANCING ACTIVITY
In 2018, CBL completed more than $340 million of financing activity.
CBL closed on two non-recourse secured loans during the year aggregating $230.0 million ($133.75 at CBL's share). The new loans included a $155.0 million ($77.5 million at CBL’s share) non-recourse loan secured by CoolSprings Galleria in Nashville, TN and a $75.0 million ($56.25 million at CBL's share) non-recourse loan secured by The Outlet Shoppes at El Paso in El Paso, TX. Both loans have 10-year terms and bear a weighted average fixed interest rate of 4.925%.
CBL completed five-year extensions of two loans including the $56.7 million ($28.4 million at CBL’s share) loan secured by The Pavilion at Port Orange in Port Orange, FL, and the $58.2 million ($29.1 million at CBL’s share) loan secured by Hammock Landing in West Melbourne, FL. The loans were extended for an initial term of three years, with two one-year extensions available at the Company’s option, for a final maturity in February 2023. The new loans bear interest at 225 basis points over LIBOR, an increase of 25 bps over the prior rate.
In January 2019, CBL closed on a new $1.185 billion senior secured facility (the “Facility”), which includes a fully-funded $500 million term loan (the “Term Loan”) and a revolving line of credit (the ”Line of Credit”) with total borrowing capacity of $685 million. The Facility matures in July 2023 and bears a floating interest rate of 225 basis points over LIBOR. The Term Loan will be reduced by $35 million per year, paid in quarterly installments. The Facility replaces all of the Company’s prior unsecured bank facilities, which totaled $1.795 billion.
REDEVELOPMENT
During the fourth quarter, CBL announced details of its transformation plan for the former Sears at Hamilton Place in Chattanooga, TN.  As part of the project, Chattanooga will welcome new-to-market entertainment venue Dave & Buster’s, which will feature the latest arcade games, state-of-the-art sports viewing, chef-crafted food and innovative cocktails. In addition, the project will include Dick's Sporting Goods, an approximately 145-room boutique-style hotel, Class “A” office space and additional restaurants and specialty tenants. These new additions will join Cheesecake Factory, which opened in December 2018 on a parcel adjacent to the Sears building. Construction is expected to commence in early 2019.
OUTLOOK AND GUIDANCE
CBL is providing 2019 FFO, as adjusted, guidance in the range of $1.41 - $1.46 per diluted share. Guidance incorporates a full-year budgeted impact of loss in rent related to 2018 tenant bankruptcies, store and anchor closures and rent adjustments net of expected new leasing as well as a reserve in the range of $5.0 - $15.0 million (the

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"Reserve") for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2019. Detail of assumptions underlying guidance follows:

	Low	High
2019 FFO per share, as adjusted (includes the Reserve)	$1.41	$1.46
2019 Change in Same-Center NOI ("SC NOI") (includes the Reserve)	(7.75)%	(6.25)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$15.0 million	$5.0 million
Gains on outparcel sales	$10.0 million	$15.0 million

Assumptions underlying the change in 2019 Same-Center NOI are as follows:

	Estimated Impact to 2019 SC NOI	Explanation
New Leasing/Contractual Rent Increases	3.0%
Rent loss from Anchor Closures	(1.8)%	Includes 2018 actual and 2019 budgeted anchor closures
Store Closures/Non-renewals	(3.1)%	Includes 2018 actual and budgeted 2019 store closures at natural lease maturation as well as mid-term store closures primarily related to tenants in bankruptcy
Lease Renewals	(2.1)%	Impact of net lease renewals completed in 2018 and budgeted for 2019, including certain tenants in bankruptcy reorganization
Lease Modifications/Co-tenancy	(1.4)%	Mid-term lease modifications or co-tenancy rent triggered in 2018 and budgeted for 2019
Reserve for lost rents	(1.6)%	Mid-point ($10M) of reserve for future unbudgeted lost rents
Total 2019 SC NOI Change at Midpoint	(7.0)%

Reconciliation of major variances in 2018 FFO, as adjusted, per share to 2019 FFO per share guidance at mid-point:

2018 FFO per share, as adjusted	$1.73
Change in SC NOI (excluding reserve for unbudgeted lost rents)	(0.17)
Reserve for unbudgeted lost rents ($10M)	(0.05)
Outparcel Sales Gains	—
Dilution from 2018 Asset Sales	(0.04)
Net Interest Expense (pro rata share of consolidated and unconsolidated)	—
Net Impact of Non-Core and Other Corporate Items	(0.03)
Mid-point of 2019 FFO, per share, as adjusted guidance	$1.44

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Reconciliation of GAAP net income to 2019 FFO, as adjusted, per share guidance:

	Low	High
Expected diluted earnings per common share	$0.42	$0.47
Adjust to fully converted shares from common shares	(0.06)	(0.06)
Expected earnings per diluted, fully converted common share	0.36	0.41
Add: depreciation and amortization	1.36	1.36
Add: noncontrolling interest in earnings of Operating Partnership	0.06	0.06
Expected FFO per diluted, fully converted common share	1.78	1.83
Gain on extinguishment of debt	(0.37)	(0.37)
Expected FFO, as adjusted, per diluted, fully converted common share	$1.41	$1.46

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Friday, February 8, 2019, to discuss its fourth quarter and full year results. The number to call for this interactive teleconference is (888) 317-6003 or (412) 317-6061 and the confirmation number is 6970542.  A replay of the conference call will be available through February 15, 2019, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number 10126294. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., fourth quarter and full year earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

The Company will also provide an online webcast and rebroadcast of its 2018 fourth quarter and full year earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, February 8, 2019 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for three months.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 115 properties totaling 71.5 million square feet across 26 states, including 72 high-quality enclosed, outlet and open-air retail centers and 11 properties managed for third parties. CBL continuously strengthens its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets

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declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to operating partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of its Operating Partnership. The Company then applies a percentage to FFO of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares outstanding for the period and the weighted average number of Operating Partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these significant items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this earnings release for a description of these adjustments.

Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

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Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2018
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUES:
Minimum rents	$146,910	$155,966	$588,007	$624,161
Percentage rents	5,149	4,747	11,759	11,874
Other rents	5,136	7,837	12,034	19,008
Tenant reimbursements	44,712	61,975	217,313	254,552
Management, development and leasing fees	2,520	3,235	10,542	11,982
Other	12,454	1,596	18,902	5,675
Total revenues	216,881	235,356	858,557	927,252
OPERATING EXPENSES:
Property operating	29,660	31,780	122,017	128,030
Depreciation and amortization	68,140	73,629	285,401	299,090
Real estate taxes	20,554	21,574	82,291	83,917
Maintenance and repairs	11,591	12,284	48,304	48,606
General and administrative	13,661	13,064	61,506	58,466
Loss on impairment	91,769	—	176,413	71,401
Other	410	29	787	5,180
Total operating expenses	235,785	152,360	776,719	694,690
Income (loss) from operations	(18,904)	82,996	81,838	232,562
Interest and other income	1,144	471	1,858	1,706
Interest expense	(56,874)	(53,501)	(220,038)	(218,680)
Gain on extinguishment of debt	—	—	—	30,927
Loss on investment	—	—	—	(6,197)
Income tax benefit (provision)	(295)	(2,851)	1,551	1,933
Equity in earnings of unconsolidated affiliates	4,808	6,535	14,677	22,939
Gain on sales of real estate assets	3,003	6,888	19,001	93,792
Net income (loss)	(67,118)	40,538	(101,113)	158,982
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	10,710	(3,950)	19,688	(12,652)
Other consolidated subsidiaries	604	(124)	973	(25,390)
Net income (loss) attributable to the Company	(55,804)	36,464	(80,452)	120,940
Preferred dividends	(11,223)	(11,223)	(44,892)	(44,892)
Net income (loss) attributable to common shareholders	$(67,027)	$25,241	$(125,344)	$76,048

Basic and diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.39)	$0.15	$(0.73)	$0.44
Weighted-average common shares outstanding	172,665	171,098	172,486	171,070

Dividends declared per common share	$0.075	$0.200	$0.675	$0.995

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2018
The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$(67,027)	$25,241	$(125,344)	$76,048
Noncontrolling interest in income (loss) of Operating Partnership	(10,710)	3,950	(19,688)	12,652
Depreciation and amortization expense of:
Consolidated properties	68,140	73,629	285,401	299,090
Unconsolidated affiliates	10,681	9,591	41,858	38,124
Non-real estate assets	(913)	(936)	(3,661)	(3,526)
Noncontrolling interests' share of depreciation and amortization	(2,177)	(2,186)	(8,601)	(8,977)
Loss on impairment, net of taxes	91,657	—	176,300	70,185
Loss on impairment of unconsolidated affiliates	—	—	1,022	—
Gain on depreciable property, net of taxes and noncontrolling interests' share	(1,941)	(222)	(7,484)	(48,983)
FFO allocable to Operating Partnership common unitholders	87,710	109,067	339,803	434,613
Litigation expenses (1)	—	34	—	103
Nonrecurring professional fees reimbursement (1)	—	—	—	(919)
Loss on investment (2)	—	—	—	6,197
Non-cash default interest expense (3)	1,669	921	5,285	5,319
Impact of new tax law on income tax expense	—	2,309	—	2,309
Gain on extinguishment of debt, net of noncontrolling interests' share (4)	—	—	—	(33,902)
FFO allocable to Operating Partnership common unitholders, as adjusted	$89,379	$112,331	$345,088	$413,720

FFO per diluted share	$0.44	$0.55	$1.70	$2.18

FFO, as adjusted, per diluted share	$0.45	$0.56	$1.73	$2.08

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,430	199,314	199,580	199,322
(1) Litigation expenses are included in general and administrative expense in the consolidated statements of operations. Nonrecurring professional fees reimbursement is included in interest and other income in the consolidated statements of operations.

(2) The year ended December 31, 2017 includes a loss on investment related to the write down of our 25% interest in River Ridge Mall based on the contract price to sell such interest to our joint venture partner. The sale closed in August 2017.

(3) The three months and year ended December 31, 2018 includes non-cash default interest expense related to Acadiana Mall, Cary Town Center and Triangle Town Center. The three months and year ended December 31, 2017 includes default interest expense related to Acadiana Mall. The year ended December 31, 2017 also includes default interest expense related to Chesterfield Mall, Midland Mall and Wausau Center.

(4) The year ended December 31, 2017 includes a $6,851 gain on extinguishment of debt related to the non-recourse loan secured by Wausau Center, which was conveyed to the lender in the third quarter of 2017, which was partially offset by a loss on extinguishment of debt related to a prepayment fee of $371 related to the early retirement of a mortgage loan, a gain on extinguishment of debt related to the non-recourse loan secured by Chesterfield Mall, which was conveyed to the lender in the second quarter of 2017, a loss on extinguishment of debt related to a prepayment fee on the early retirement of the loans secured by The Outlet Shoppes at Oklahoma City, which was sold in the second quarter of 2017, and a gain on extinguishment of debt related to the non-recourse loan secured by Midland Mall, which was conveyed to the lender in the first quarter of 2017.

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Diluted EPS attributable to common shareholders	$(0.39)	$0.15	$(0.73)	$0.44
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.38	0.40	1.58	1.64
Loss on impairment, net of taxes	0.46	—	0.89	0.35
Gain on depreciable property, net of taxes and noncontrolling interests' share	(0.01)	—	(0.04)	(0.25)
FFO per diluted share	$0.44	$0.55	$1.70	$2.18

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
FFO allocable to Operating Partnership common unitholders	$87,710	$109,067	$339,803	$434,613
Percentage allocable to common shareholders (1)	86.58%	85.84%	86.42%	85.83%
FFO allocable to common shareholders	$75,939	$93,623	$293,658	$373,028

FFO allocable to Operating Partnership common unitholders, as adjusted	$89,379	$112,331	$345,088	$413,720
Percentage allocable to common shareholders (1)	86.58%	85.84%	86.42%	85.83%
FFO allocable to common shareholders, as adjusted	$77,384	$96,425	$298,225	$355,096
(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 16.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$317	$2,042	$10,105	$4,036
Lease termination fees per share	$—	$0.01	$0.05	$0.02

Straight-line rental income	$(1,108)	$(197)	$(5,031)	$31
Straight-line rental income per share	$(0.01)	$—	$(0.03)	$—

Gains on outparcel sales	$1,679	$6,678	$13,138	$18,374
Gains on outparcel sales per share	$0.01	$0.03	$0.07	$0.09

Net amortization of acquired above- and below-market leases	$662	$903	$1,644	$4,365
Net amortization of acquired above- and below-market leases per share	$—	$—	$0.01	$0.02

Net amortization of debt (premiums) discounts	$316	$140	$1,043	$(632)
Net amortization of debt (premiums) discounts per share	$—	$—	$0.01	$—

Income tax benefit (provision) prior to impact of 2017 tax law	$(295)	$(542)	$1,551	$4,242
Income tax benefit (provision) prior to impact of 2017 tax law per share	$—	$—	$0.01	$0.02

Impact of new tax law on income tax expense	$—	$(2,309)	$—	$(2,309)
Impact of new tax law on income tax expense per share	$—	$(0.01)	$—	$(0.01)

Abandoned projects expense	$(410)	$(29)	$(787)	$(5,180)
Abandoned projects expense per share	$—	$—	$—	$(0.03)

Gain on extinguishment of debt, net of noncontrolling interests' share	$—	$—	$—	$33,902
Gain on extinguishment of debt, net of noncontrolling interests' share, per share	$—	$—	$—	$0.17

Non cash default interest expense	$(1,669)	$(921)	$(5,285)	$(5,319)
Non cash default interest expense per share	$(0.01)	$—	$(0.03)	$(0.03)

Loss on investment	$—	$—	$—	$(6,197)
Loss on investment per share	$—	$—	$—	$(0.03)

Interest capitalized	$919	$554	$3,655	$2,230
Interest capitalized per share	$—	$—	$0.02	$0.01

Litigation expenses	$—	$(34)	$—	$(103)
Litigation expenses per share	$—	$—	$—	$—

Nonrecurring professional fees reimbursement	$—	$—	$—	$919
Nonrecurring professional fees reimbursement per share	$—	$—	$—	$—

	As of December 31,
	2018	2017
Straight-line rent receivable	$55,902	$61,506

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2018
Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$(67,118)	$40,538	$(101,113)	$158,982

Adjustments:
Depreciation and amortization	68,140	73,629	285,401	299,090
Depreciation and amortization from unconsolidated affiliates	10,681	9,591	41,858	38,124
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,177)	(2,186)	(8,601)	(8,977)
Interest expense	56,874	53,501	220,038	218,680
Interest expense from unconsolidated affiliates	6,754	6,268	25,603	25,083
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,837)	(1,902)	(7,749)	(7,062)
Abandoned projects expense	410	29	787	5,180
Gain on sales of real estate assets	(3,003)	(6,888)	(19,001)	(93,792)
Gain on sales of real estate assets of unconsolidated affiliates	(1,043)	(12)	(1,607)	(201)
Noncontrolling interests' share of gain on sales of real estate assets in other consolidated subsidiaries	—	—	—	26,639
Loss on investment	—	—	—	6,197
Gain on extinguishment of debt	—	—	—	(30,927)
Noncontrolling interests' share of loss on extinguishment of debt in other consolidated subsidiaries	—	—	—	(2,975)
Loss on impairment	91,769	—	176,413	71,401
Income tax (benefit) provision	295	2,851	(1,551)	(1,933)
Lease termination fees	(317)	(2,042)	(10,105)	(4,036)
Straight-line rent and above- and below-market lease amortization	446	(711)	3,387	(4,396)
Net (income) loss attributable to noncontrolling interest in other consolidated subsidiaries	604	(124)	973	(25,390)
General and administrative expenses	13,661	13,064	61,506	58,466
Management fees and non-property level revenues	(4,501)	(4,046)	(14,143)	(14,115)
Operating Partnership's share of property NOI	169,638	181,560	652,096	714,038
Non-comparable NOI	(5,367)	(9,750)	(26,582)	(48,420)
Total same-center NOI (1)	$164,271	$171,810	$625,514	$665,618
Total same-center NOI percentage change	(4.4)%		(6.0)%

Same-center Net Operating Income
(Continued)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Malls	$148,862	$155,970	$564,855	$602,394
Associated centers	8,337	8,282	32,566	33,173
Community centers	5,616	5,609	21,918	22,618
Offices and other	1,456	1,949	6,175	7,433
Total same-center NOI (1)	$164,271	$171,810	$625,514	$665,618

Percentage Change:
Malls	(4.6)%		(6.2)%
Associated centers	0.7%		(1.8)%
Community centers	0.1%		(3.1)%
Offices and other	(25.3)%		(16.9)%
Total same-center NOI (1)	(4.4)%		(6.0)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2018, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2018. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2018 and 2017

Company's Share of Consolidated and Unconsolidated Debt

	As of December 31, 2018
	Fixed Rate	Variable Rate	Total per Debt Schedule		Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,147,108	$955,751	$4,102,859	(1)	$(15,963)	$4,086,896
Noncontrolling interests' share of consolidated debt	(94,361)	—	(94,361)		804	(93,557)
Company's share of unconsolidated affiliates' debt	550,673	99,904	650,577		(2,687)	647,890
Company's share of consolidated and unconsolidated debt	$3,603,420	$1,055,655	$4,659,075		$(17,846)	$4,641,229
Weighted average interest rate	5.16%	4.28%	4.96%

	As of December 31, 2017
	Fixed Rate	Variable Rate	Total per Debt Schedule		Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,158,973	$1,090,810	$4,249,783		$(18,938)	$4,230,845
Noncontrolling interests' share of consolidated debt	(77,155)	(5,418)	(82,573)		687	(81,886)
Company's share of unconsolidated affiliates' debt	532,766	64,455	597,221		(2,441)	594,780
Company's share of consolidated and unconsolidated debt	$3,614,584	$1,149,847	$4,764,431		$(20,692)	$4,743,739
Weighted average interest rate	5.19%	2.93%	4.65%

(1) Includes $43,716 of debt related to Cary Town Center that is classified in liabilities related to assets held for sale in the consolidated balance sheet as of December 31, 2018. The mall was sold in January 2019.

Debt-To-Total-Market Capitalization Ratio as of December 31, 2018
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,415	$1.92	$382,877
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			1,009,127
Company's share of total debt, excluding unamortized deferred financing costs			4,659,075
Total market capitalization			$5,668,202
Debt-to-total-market capitalization ratio			82.2%

(1) Stock price for common stock and Operating Partnership units equals the closing price of the common stock on December 31, 2018. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2018 and 2017

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
2018:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	172,665	172,665	172,486	172,486
Weighted average Operating Partnership units	26,765	26,765	27,094	27,094
Weighted average shares - FFO	199,430	199,430	199,580	199,580

2017:
Weighted average shares - EPS	171,098	171,098	171,070	171,070
Weighted average Operating Partnership units	28,216	28,216	28,252	28,252
Weighted average shares - FFO	199,314	199,314	199,322	199,322

Dividend Payout Ratio

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Weighted average cash dividend per share	$0.08590	$0.20888	$0.71251	$1.02731
FFO as adjusted, per diluted fully converted share	$0.45	$0.56	$1.73	$2.08
Dividend payout ratio	19.1%	37.3%	41.2%	49.4%

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2018 and 2017

Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of December 31,
	2018	2017
ASSETS
Real estate assets:
Land	$793,944	$813,390
Buildings and improvements	6,413,003	6,723,194
	7,206,947	7,536,584
Accumulated depreciation	(2,493,082)	(2,465,095)
	4,713,865	5,071,489
Held for sale	30,971	—
Developments in progress	38,807	85,346
Net investment in real estate assets	4,783,643	5,156,835
Cash and cash equivalents	25,138	32,627
Receivables:
Tenant, net of allowance for doubtful accounts of $2,337 and $2,011 in 2018 and 2017, respectively	77,788	83,552
Other, net of allowance for doubtful accounts of $838 in 2017	7,511	7,570
Mortgage and other notes receivable	7,672	8,945
Investments in unconsolidated affiliates	283,553	249,192
Intangible lease assets and other assets	153,665	166,087
	$5,338,970	$5,704,808

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$4,043,180	$4,230,845
Accounts payable and accrued liabilities	218,217	228,650
Liabilities related to assets held for sale	43,716	—
Total liabilities	4,305,113	4,459,495
Commitments and contingencies
Redeemable noncontrolling interests	3,575	8,835
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 172,656,458 and 171,088,778 issued and outstanding in 2018 and 2017, respectively	1,727	1,711
Additional paid-in capital	1,968,280	1,974,537
Dividends in excess of cumulative earnings	(1,007,778)	(836,269)
Total shareholders' equity	962,254	1,140,004
Noncontrolling interests	68,028	96,474
Total equity	1,030,282	1,236,478
	$5,338,970	$5,704,808

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2018 and 2017

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of December 31,
	2018	2017
ASSETS:
Investment in real estate assets	$2,099,108	$2,089,262
Accumulated depreciation	(674,275)	(618,922)
	1,424,833	1,470,340
Developments in progress	12,569	36,765
Net investment in real estate assets	1,437,402	1,507,105
Other assets	186,501	201,114
Total assets	$1,623,903	$1,708,219

LIABILITIES:
Mortgage and other indebtedness, net	$1,319,949	$1,248,817
Other liabilities	39,777	41,291
Total liabilities	1,359,726	1,290,108

OWNERS' EQUITY:
The Company	191,050	216,292
Other investors	73,127	201,819
Total owners' equity	264,177	418,111
Total liabilities and owners’ equity	$1,623,903	$1,708,219

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Total revenues	$58,230	$61,357	$225,073	$236,607
Depreciation and amortization	(19,256)	(19,826)	(78,174)	(80,102)
Loss on impairment	—	—	(89,826)	—
Other operating expenses	(18,030)	(18,475)	(72,056)	(71,293)
Income (loss) from operations	20,944	23,056	(14,983)	85,212
Interest income	356	485	1,415	1,671
Interest expense	(13,958)	(12,952)	(52,803)	(51,843)
Gain on sales of real estate assets	1,928	26	3,056	555
Net income (loss)	$9,270	$10,615	$(63,315)	$35,595

	Company's Share for the Three Months Ended December 31,		Company's Share for the Year Ended December 31,
	2018	2017	2018	2017
Total revenues	$29,653	$30,999	$115,851	$118,915
Depreciation and amortization	(10,681)	(9,591)	(41,858)	(38,124)
Loss on impairment	—	—	(1,022)	—
Other operating expenses	(8,699)	(8,928)	(35,274)	(34,078)
Income from operations	10,273	12,480	37,697	46,713
Interest income	246	311	976	1,108
Interest expense	(6,754)	(6,268)	(25,603)	(25,083)
Gain on sales of real estate assets	1,043	12	1,607	201
Net income	$4,808	$6,535	$14,677	$22,939

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2018

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense and gain or loss on extinguishment of debt.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense
(Dollars in thousands)

Three Months Ended December 31,	Year Ended December 31,
2018	2017	2018	2017
Net income (loss)	$(67,118)	$40,538	$(101,113)	$158,982
Depreciation and amortization	68,140	73,629	285,401	299,090
Depreciation and amortization from unconsolidated affiliates	10,681	9,591	41,858	38,124
Interest expense	56,874	53,501	220,038	218,680
Interest expense from unconsolidated affiliates	6,754	6,268	25,603	25,083
Income taxes	353	3,605	(909)	1,313
Loss on impairment	91,769	—	176,413	71,401
Loss on impairment of unconsolidated affiliates	—	—	1,022	—
Gain on depreciable property	(1,941)	(211)	(7,484)	(75,640)
Loss on investment	—	—	—	6,197
EBITDAre (1)	165,512	186,921	640,829	743,230
Gain on extinguishment of debt, net of noncontrolling interests' share	—	—	—	(33,902)
Abandoned projects	410	29	787	5,180
Net (income) loss attributable to noncontrolling interest in other consolidated subsidiaries	604	(124)	973	(25,390)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,177)	(2,186)	(8,601)	(8,977)
Noncontrolling interests' share of interest expense in earnings of other consolidated subsidiaries	(1,837)	(1,902)	(7,749)	(7,062)
Noncontrolling interests' share of gain on depreciable property	—	—	—	26,639
Company's share of Adjusted EBITDAre	$162,512	$182,738	$626,239	$699,718
(1) Includes $1,679 and $6,677 for the three months ended December 31, 2018 and 2017, respectively, and $13,138 and $18,378 for the year ended December 31, 2018 and 2017, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$56,874	$53,501	$220,038	$218,680
Interest expense from unconsolidated affiliates	6,754	6,268	25,603	25,083
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,837)	(1,902)	(7,749)	(7,062)
Company's share of total interest expense	$61,791	$57,867	$237,892	$236,701
Ratio of Adjusted EBITDAre to Interest Expense	2.6	x	3.2	x	2.6	x	3.0	x

Reconciliation of EBITDAre to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Company's share of Adjusted EBITDAre	$162,512	$182,738	$626,239	$699,718
Interest expense	(56,874)	(53,501)	(220,038)	(218,680)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,837	1,902	7,749	7,062
Income taxes	(353)	(3,605)	909	(1,313)
Net amortization of deferred financing costs, debt premiums and discounts	1,712	2,049	7,163	4,953
Net amortization of intangible lease assets and liabilities	(390)	(553)	(192)	(1,788)
Depreciation and interest expense from unconsolidated affiliates	(17,435)	(15,859)	(67,461)	(63,207)
Loss on impairment of unconsolidated affiliates	—	—	(1,022)	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,177	2,186	8,601	8,977
Noncontrolling interests in earnings (losses) of other consolidated subsidiaries	(604)	124	(973)	25,390
Gain on outparcel sales	(675)	(6,677)	(11,517)	(18,152)
Gain on insurance proceeds	(912)	—	(912)	—
Noncontrolling interests' share of loss on extinguishment of debt	—	—	—	2,975
Noncontrolling interests' share of gain on depreciable property	—	—	—	(26,639)
Equity in earnings of unconsolidated affiliates	(4,808)	(6,535)	(14,677)	(22,939)
Distributions of earnings from unconsolidated affiliates	7,452	6,012	20,026	22,373
Share-based compensation expense	1,076	1,223	5,386	5,792
Provision for doubtful accounts	1,544	429	4,817	3,782
Change in deferred tax assets	(199)	1,615	(2,905)	4,526
Changes in operating assets and liabilities	(726)	(25,751)	14,161	(10,083)
Cash flows provided by operating activities	$95,334	$85,797	$375,354	$422,747

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2018

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Acadiana Mall	Lafayette, LA		Apr-17		5.67%	$119,760	(1)	$119,760	$—
Cary Towne Center	Cary, NC		Jun-18		4.00%	43,716	(2)	43,716	—
The Outlet Shoppes at Laredo	Laredo, TX		May-19	May-21	5.00%	54,550		—	54,550
Honey Creek Mall	Terre Haute, IN		Jul-19		8.00%	24,027		24,027	—
Volusia Mall	Daytona Beach, FL		Jul-19		8.00%	41,332		41,332	—
Greenbrier Mall	Chesapeake, VA		Dec-19	Dec-20	5.41%	68,101		68,101	—
Hickory Point Mall	Forsyth, IL		Dec-19		5.85%	27,446		27,446	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		4.85%	4,575		—	4,575
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,334		12,334	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	67,312		67,312	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.85%	9,482		—	9,482
Parkway Place	Huntsville, AL		Jul-20		6.50%	34,486		34,486	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	53,372		53,372	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	78,544		78,544	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	34,057		34,057	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,821		8,821	—
Park Plaza	Little Rock, AR		Apr-21		5.28%	81,287		81,287	—
Fayette Mall	Lexington, KY		May-21		5.42%	152,264		152,264	—
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	45,464		45,464	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	66,038		66,038	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	115,513		115,513	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	65,193		65,193	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	109,209		109,209	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	17,780		17,780	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	63,379		63,379	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	59,766		59,766	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	33,910		33,910	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	73,233		73,233	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	71,739		71,739	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	37,762		37,762	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	102,429		102,429	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	74,823		74,823	—
Total Loans on Operating Properties						1,851,704		1,783,097	68,607
Weighted-average interest rate						5.32%		5.33%	4.97%

Construction Loan:
Brookfield Square Anchor Redevelopment	Brookfield, WI		Oct-21	Oct-22	5.25%	8,172		—	8,172

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Partnership Debt:
Unsecured credit facilities: (3)
$500,000 capacity			Oct-19	Oct-20	3.90%	—		—	—
$100,000 capacity			Oct-19	Oct-20	3.90%	51,896		—	51,896
$500,000 capacity			Oct-20		3.90%	132,076		—	132,076
	SUBTOTAL					183,972		—	183,972

Unsecured term loans: (3)
$350,000 term loan			Oct-19		4.10%	350,000		—	350,000
$300,000 term loan			Jul-20	Jul-21	4.35%	300,000		—	300,000
$45,000 term loan			Jun-21	Jun-22	4.17%	45,000		—	45,000
	SUBTOTAL					695,000		—	695,000
Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(2,577)		(2,577)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(47)		(47)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(8,365)		(8,365)	—
	SUBTOTAL					1,364,011		1,364,011	—

Total Consolidated Debt						$4,102,859	(4)	$3,147,108	$955,751
Weighted-average interest rate						5.10%		5.37%	4.21%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Triangle Town Center	Raleigh, NC		Dec-18		4.00%	13,900	(5)	13,900	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,605	(6)	10,605	—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	5.26%	33,826		—	33,826
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.60%	20,294		—	20,294
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.60%	8,004		—	8,004
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.60%	28,043		—	28,043
York Town Center	York, PA		Feb-22		4.90%	15,886		15,886	—
York Town Center - Pier 1	York, PA		Feb-22		5.10%	623		—	623
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		5.10%	5,222		—	5,222
West County Center	St. Louis, MO		Dec-22		3.40%	89,390		89,390	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	47,356		47,356	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	29,161	(7)	29,161	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	55,258		55,258	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,666		2,666	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	135,141		135,141	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	44,490		44,490	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	76,820		76,820	—
	SUBTOTAL					646,685	(4)	550,673	96,012

Plus CBL's Share Of Unconsolidated Affiliates' Construction Loans:
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		5.10%	3,892		—	3,892

CBL's Share Of Unconsolidated Affiliates' Debt:						650,577		550,673	99,904

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(987)		(987)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(706)		(706)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,422)		(1,422)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,308)		(18,308)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(25,109)		(25,109)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,881)		(18,881)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,243)		(10,243)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%	Oct-28		5.10%	(18,705)		(18,705)	—
						(94,361)		(94,361)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,659,075	(4)	$3,603,420	$1,055,655
Weighted-average interest rate						4.96%		5.16%	4.28%

Total Debt of Unconsolidated Affiliates:
Triangle Town Center	Raleigh, NC		Dec-18		4.00%	$139,000	(5)	$139,000	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,605	(6)	10,605	—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	5.26%	33,826		—	33,826
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.60%	40,587		—	40,587
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.60%	16,007		—	16,007
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.60%	56,087		—	56,087
York Town Center	York, PA		Feb-22		4.90%	31,772		31,772	—
York Town Center - Pier 1	York, PA		Feb-22		5.10%	1,247		—	1,247
Eastgate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		5.10%	5,222		—	5,222
West County Center	St. Louis, MO		Dec-22		3.40%	178,779		178,779	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	94,712		94,712	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	44,863	(7)	44,863	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	110,516		110,516	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,333		5,333	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	270,281		270,281	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	68,446		68,446	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	153,641		153,641	—
	SUBTOTAL					1,320,924		1,167,948	152,976

Total Construction Loans of Unconsolidated Affiliates:
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		5.10%	3,892		—	3,892

						$1,324,816		$1,167,948	$156,868
Weighted-average interest rate						4.02%		3.92%	4.77%

(1)	The non-recourse loan matured in 2017 and was in default and receivership. The lender received title to the mall in January 2019.
(2)
The non-recourse loan was in default as the maturity date was accelerated due to a change in redevelopment plans. The Company and the lender executed a forbearance agreement in August 2018. The mall securing the loan was classified as held for sale as of December 31, 2018. The mall was sold in January 2019 and the lender received the sale proceeds in satisfaction of the loan.

(3)	Subsequent to December 31, 2018, our unsecured credit facilities and term loans were replaced with a new secured credit facility.
(4)	See page 15 for unamortized deferred financing costs.
(5)	The non-recourse loan matured in the fourth quarter of 2018 and is in default.
(6)
The joint venture has an interest rate swap on a notional amount of $10,605, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(7)
The joint venture has an interest rate swap on a notional amount of $44,863, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2018

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands )

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt		Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$119,760	(1)	$—		$—	$119,760	2.57%	5.67%
2018	43,716	(1)	13,900	(1)	—	57,616	1.24%	4.00%
2019	447,380		—		—	447,380	9.60%	4.78%
2020	429,059		10,605		(987)	438,677	9.42%	5.08%
2021	821,025		—		(706)	820,319	17.60%	5.10%
2022	517,922		144,947		(1,422)	661,447	14.20%	4.65%
2023	523,233		166,750		(18,308)	671,675	14.42%	4.87%
2024	371,739		57,924		(25,109)	404,554	8.68%	4.46%
2025	37,762		135,141		(18,881)	154,022	3.31%	4.07%
2026	727,429		44,490		(10,243)	761,676	16.35%	5.62%
2028	74,823		76,820		(18,705)	132,938	2.85%	4.95%
Face Amount of Debt	4,113,848		650,577		(94,361)	4,670,064	100.24%	4.96%
Discounts	(10,989)		—		—	(10,989)	(0.24)%
Total	$4,102,859		$650,577		$(94,361)	$4,659,075	100.00%	4.96%

Based on Original Maturity Dates:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt		Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$119,760	(1)	$—		$—	$119,760	2.57%	5.67%
2018	43,716	(1)	13,900	(1)	—	57,616	1.24%	4.00%
2019	621,927		—		—	621,927	13.35%	4.80%
2020	609,062		44,431		(987)	652,506	14.01%	4.81%
2021	519,647		56,341		(706)	575,282	12.34%	5.39%
2022	464,750		111,121		(1,422)	574,449	12.33%	4.64%
2023	523,233		110,409		(18,308)	615,334	13.21%	4.89%
2024	371,739		57,924		(25,109)	404,554	8.68%	4.46%
2025	37,762		135,141		(18,881)	154,022	3.31%	4.07%
2026	727,429		44,490		(10,243)	761,676	16.35%	5.62%
2028	74,823		76,820		(18,705)	132,938	2.85%	4.95%
Face Amount of Debt	4,113,848		650,577		(94,361)	4,670,064	100.24%	4.96%
Discounts	(10,989)		—		—	(10,989)	(0.24)%
Total	$4,102,859		$650,577		$(94,361)	$4,659,075	100.00%	4.96%

(1)	Represents a non-recourse loan that is in default. Both consolidated loans were extinguished in January 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2018

Senior Unsecured Notes Compliance Ratios	Required		Actual
Total debt to total assets	<60%		53%
Secured debt to total assets	<40%	(1)	24%
Total unencumbered assets to unsecured debt	>150%		212%
Consolidated income available for debt service to annual debt service charge	>1.5x		2.5x

Pro Forma - Senior Unsecured Notes Compliance Ratios (2)	Required		Actual
Total debt to total assets	< 60%		53%
Secured debt to total assets	<40%	(1)	35%
Total unencumbered assets to unsecured debt	>150%		198%
Consolidated income available for debt service to annual debt service charge	> 1.5x		2.5x

(1)	Secured debt to total assets must be less than 45% for the 2023 Notes and the 2024 Notes until January 1, 2020.

(2)
Represents covenants as of December 31, 2018 after giving effect to the $1.185 billion secured credit facility that closed in January 2019, the transfer of Acadiana Mall in January 2019, the sale of Cary Towne Center in January 2019 and the extinguishment of the debt that was secured by these two properties.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2018

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Year Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Year Ended 12/31/18 (3)
	12/31/18	12/31/17	12/31/18	12/31/17
Unencumbered consolidated properties:
Tier 1 Malls	$407	$394	96.5%	95.1%	21.1%
Tier 2 Malls	339	347	90.4%	91.2%	49.8%
Tier 3 Malls	281	293	92.6%	91.5%	17.8%
Total Malls	337	342	91.9%	91.9%	88.7%

Total Associated Centers	N/A	N/A	97.1%	97.3%	7.4%

Total Community Centers	N/A	N/A	98.1%	98.3%	2.8%

Total Office Buildings & Other	N/A	N/A	98.3%	94.2%	1.1%

Total Unencumbered Consolidated Portfolio	$337	$342	93.5%	93.4%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)	Our consolidated unencumbered properties generated approximately 58.2% of total consolidated NOI of $565,516,906 (which excludes NOI related to dispositions) for the year ended December 31, 2018.

Pro Forma - Unencumbered Consolidated Portfolio Statistics
The following table reflects unencumbered portfolio statistics after giving effect to the Company's new secured credit facility that closed in January 2019.

	Sales Per Square Foot for the Year Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Year Ended 12/31/18 (3)
	12/31/18	12/31/17	12/31/18	12/31/17
Unencumbered consolidated properties:
Tier 1 Malls	N/A	N/A	N/A	N/A	6.6%	(4)
Tier 2 Malls	$336	$341	88.4%	89.0%	43.6%
Tier 3 Malls	276	286	91.8%	90.4%	29.2%
Total Malls	311	318	90.0%	89.6%	79.4%

Total Associated Centers	N/A	N/A	97.4%	97.0%	13.3%

Total Community Centers	N/A	N/A	98.1%	98.3%	5.8%

Total Office Buildings & Other	N/A	N/A	97.5%	93.1%	1.5%

Total Unencumbered Consolidated Portfolio	$311	$318	93.3%	92.9%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)	Our consolidated unencumbered properties generated approximately 28.4% of total consolidated NOI of $565,516,906 (which excludes NOI related to dispositions) for the year ended December 31, 2018.

(4)	NOI is derived from unencumbered portions of Tier One properties, including outparcels and anchors, that are otherwise secured by a loan.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2018

Mall Portfolio Statistics

TIER 1 Sales > $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/18 (3)
			12/31/18	12/31/17	12/31/18	12/31/17
Coastal Grand	Myrtle Beach, SC	1,036,848
CoolSprings Galleria	Nashville, TN	1,165,821
Cross Creek Mall	Fayetteville, NC	983,695
Fayette Mall	Lexington, KY	1,158,185
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,451
Hamilton Place	Chattanooga, TN	1,160,815
Hanes Mall	Winston-Salem, NC	1,435,259
Jefferson Mall	Louisville, KY	783,639
Mall del Norte	Laredo, TX	1,199,361
Northwoods Mall	North Charleston, SC	748,159
Oak Park Mall	Overland Park, KS	1,518,197
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072
Richland Mall	Waco, TX	693,450
Southpark Mall	Colonial Heights, VA	672,941
Sunrise Mall	Brownsville, TX	802,906
West County Center	Des Peres, MO	1,196,796
Total Tier 1 Malls		17,189,547	$458	$439	95.5%	95.4%	37.7%

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/18 (3)
			12/31/18	12/31/17	12/31/18	12/31/17
Arbor Place	Atlanta (Douglasville), GA	1,161,932
Asheville Mall	Asheville, NC	973,344
Dakota Square Mall	Minot, ND	764,671
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	837,550
Frontier Mall	Cheyenne, WY	519,271
Governor's Square	Clarksville, TN	689,563
Greenbrier Mall	Chesapeake, VA	897,037
Harford Mall	Bel Air, MD	505,559
Imperial Valley Mall	El Centro, CA	761,958
Kirkwood Mall	Bismarck, ND	815,442
Laurel Park Place	Livonia, MI	496,877
Layton Hills Mall	Layton, UT	482,156
Mayfaire Town Center	Wilmington, NC	657,339
Northgate Mall	Chattanooga, TN	666,783
Northpark Mall	Joplin, MO	892,426

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/18 (3)
			12/31/18	12/31/17	12/31/18	12/31/17
Old Hickory Mall	Jackson, TN	538,934
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	539,936
Parkdale Mall	Beaumont, TX	1,087,380
Parkway Place	Huntsville, AL	647,802
Pearland Town Center	Pearland, TX	663,773
Post Oak Mall	College Station, TX	788,105
South County Center	St. Louis, MO	1,028,473
Southaven Towne Center	Southaven, MS	607,550
St. Clair Square	Fairview Heights, IL	1,068,998
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	863,443
Volusia Mall	Daytona Beach, FL	1,045,835
West Towne Mall	Madison, WI	829,635
WestGate Mall	Spartanburg, SC	950,777
Westmoreland Mall	Greensburg, PA	973,421
York Galleria	York, PA	748,868
Total Tier 2 Malls		25,509,779	$344	$349	90.3%	91.1%	44.7%

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/18 (3)
			12/31/18	12/31/17	12/31/18	12/31/17
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	860,192
Burnsville Center	Burnsville, MN	1,045,836
CherryVale Mall	Rockford, IL	844,383
Eastland Mall	Bloomington, IL	732,647
Honey Creek Mall	Terre Haute, IN	679,578
Kentucky Oaks Mall	Paducah, KY	719,419
Meridian Mall	Lansing, MI	943,762
Mid Rivers Mall	St. Peters, MO	1,034,302
Monroeville Mall	Pittsburgh, PA	983,997
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,565
Total Tier 3 Malls		9,413,322	$276	$290	88.3%	87.7%	14.3%

Total Mall Portfolio		52,112,648	$377	$375	91.8%	92.0%	96.7%

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/18 (3)
				12/31/18	12/31/17	12/31/18	12/31/17
Lender Malls:
Acadiana Mall	Lender	Lafayette, LA	991,339
Cary Towne Center	Lender	Cary, NC	897,448
Triangle Town Center	Lender	Raleigh, NC	1,255,263
			3,144,050

Other Excluded Mall:
Hickory Point Mall	Repositioning	Forsyth, IL	735,848

Total Excluded Malls			3,879,898	N/A	N/A	N/A	N/A	3.3%

(1)
Total Center Square Footage includes square footage of attached shops, immediately adjacent junior anchors and anchor locations and leased immediately adjacent freestanding locations immediately adjacent to the center.

(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(3)	Based on total mall NOI of $587,257,857 for the year ended December 31, 2018.

(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.

(5)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•
Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the Property, we have determined that the property no longer meets our criteria for long-term investment.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2018

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	621,086	$35.53	$31.87	(10.3)%	$32.47	(8.6)%
Stabilized malls	603,806	35.77	31.93	(10.7)%	32.52	(9.1)%
New leases	73,840	46.38	44.33	(4.4)%	47.60	2.6%
Renewal leases	529,966	34.29	30.20	(11.9)%	30.42	(11.3)%

Year-to-Date:
All Property Types (1)	2,269,270	$39.87	$35.19	(11.7)%	$35.72	(10.4)%
Stabilized malls	2,174,298	40.46	35.57	(12.1)%	36.10	(10.8)%
New leases	310,858	45.28	42.14	(6.9)%	44.52	(1.7)%
Renewal leases	1,863,440	39.65	34.48	(13.0)%	34.70	(12.5)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of December 31,
Quarter:			2018	2017
Operating portfolio:		Same-center malls	$32.59	$32.52
New leases	367,953	Stabilized malls	32.59	32.56
Renewal leases	719,686	Non-stabilized malls (4)	25.02	26.22
Development portfolio:		Associated centers	13.82	13.85
New leases	250,643	Community centers	16.72	15.79
Total leased	1,338,282	Other	17.22	19.11

Year-to-Date:
Operating portfolio:
New leases	1,131,057
Renewal leases	2,627,560
Development portfolio:
New leases	441,594
Total leased	4,200,211

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2018, including the impact of any rent concessions. Average base rents for associated centers and community centers include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes of Laredo as of December 31, 2018 and The Outlet Shoppes of the Bluegrass and The Outlet Shoppes of Laredo as of December 31, 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2018

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Year Ended December 31, 2018 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2018:
New	134	331,512	7.11	$40.29	$42.38	$41.70	$(1.41)	(3.4)%	$0.68	1.6%
Renewal	524	1,579,158	2.84	34.21	34.63	40.45	(6.24)	(15.4)%	(5.82)	(14.4)%
Commencement 2018 Total	658	1,910,670	3.71	35.27	35.97	40.67	(5.40)	(13.3)%	(4.70)	(11.6)%

Commencement 2019:
New	28	73,396	7.88	39.74	42.03	42.03	(2.29)	(5.4)%	—	—%
Renewal	210	772,318	2.84	28.48	28.68	32.49	(4.01)	(12.3)%	(3.81)	(11.7)%
Commencement 2019 Total	238	845,714	3.43	29.45	29.83	33.32	(3.87)	(11.6)%	(3.49)	(10.5)%

Total 2018/2019	896	2,756,384	3.63	$33.48	$34.09	$38.41	$(4.93)	(12.8)%	$(4.32)	(11.2)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2018

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	L Brands, Inc. (2)	137	812,407	4.20%
2	Signet Jewelers Limited (3)	172	254,859	2.85%
3	Foot Locker, Inc.	114	530,463	2.65%
4	Ascena Retail Group, Inc. (4)	164	840,079	2.09%
5	AE Outfitters Retail Company	64	402,917	1.98%
6	Genesco Inc. (5)	165	271,118	1.82%
7	Dick's Sporting Goods, Inc.	26	1,467,844	1.74%
8	The Gap, Inc.	55	655,708	1.42%
9	H&M	43	916,688	1.36%
10	Luxottica Group, S.P.A. (6)	110	245,338	1.33%
11	Express Fashions	40	331,347	1.23%
12	Finish Line, Inc.	47	245,046	1.17%
13	Forever 21 Retail, Inc.	20	410,070	1.16%
14	The Buckle, Inc.	45	233,639	1.11%
15	JC Penney Company, Inc. (7)	49	5,881,853	1.02%
16	Charlotte Russe Holding, Inc.	44	280,834	0.97%
17	Abercrombie & Fitch, Co.	45	299,937	0.93%
18	Shoe Show, Inc.	42	532,919	0.92%
19	Cinemark	9	467,190	0.84%
20	Barnes & Noble Inc.	19	579,660	0.84%
21	Hot Topic, Inc.	97	222,301	0.80%
22	The Children's Place Retail Stores, Inc.	47	205,959	0.77%
23	Claire's Stores, Inc.	84	106,510	0.72%
24	Ulta	28	288,394	0.67%
25	GNC Holdings, Inc.	65	91,519	0.62%
		1,731	16,574,599	35.21%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Gordon's Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Silver & Gold Connection, Ultra Diamonds and Zales.

(4)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT, Lou & Grey and Maurices.
(5)	Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's and Underground by Journeys.
(6)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)	JC Penney Co., Inc. owns 29 of these stores.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2018
Capital Expenditures
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Tenant allowances (1)	$5,163	$5,899	$40,362	$35,673

Renovations (2)	400	3,825	963	13,080

Deferred maintenance: (3)
Parking lot and parking lot lighting	609	4,736	1,480	13,057
Roof repairs and replacements	647	4,229	4,341	8,836
Other capital expenditures	7,722	6,764	22,757	22,597
Total deferred maintenance expenditures	8,978	15,729	28,578	44,490

Total capital expenditures	$14,541	$25,453	$69,903	$93,243

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.

(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2018	2017
Quarter ended:
March 31,	$1,810	$492
June 30,	636	794
September 30,	689	544
December 31,	983	565
	$4,118	$2,395

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2018

Properties Opened During the Year Ended December 31, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Opening Date	Initial Unleveraged Yield
Mall Expansion:
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	$1,315	$1,409	$282	Feb-18/Mar-18	10.4%

Other - Outparcel Development:
EastGate Mall - CubeSmart Self-storage (3) (4)	Cincinnati, OH	50%	93,501	4,514	3,747	2,893	Sep-18	9.9%
Laurel Park Place - Panera Bread (3)	Livonia, MI	100%	4,500	1,772	1,592	351	May-18	9.7%
			98,001	6,286	5,339	3,244

Other Development:
The Shoppes at Eagle Point (5)	Cookeville, TN	50%	235,820	47,721	46,971	26,637	Nov-18	8.1%

Total Properties Opened			338,521	$55,322	$53,719	$30,163

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

(3)	Outparcel development adjacent to the mall.

(4)	Yield is based on the expected yield of the stabilized project.

(5)	The Company funded 100% of the required equity contribution. The remainder of the project was funded through a construction loan with a total borrowing capacity of $36,400.

Redevelopment Completed During the Year Ended December 31, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Eastland Mall - JCP Redevelopment (H&M/Outback/Planet Fitness)	Bloomington, IL	100%	52,827	$10,999	$8,478	$7,986	Dec-18	6.3%
East Towne Mall - Flix Brewhouse	Madison, WI	100%	40,795	9,966	9,818	3,945	Jul-18	8.4%
Frontier Mall - Sports Authority Redevelopment (Planet Fitness)	Cheyenne, WY	100%	24,750	1,385	901	679	Feb-18	29.8%
Jefferson Mall - Macy's Redevelopment (Round1)	Louisville, KY	100%	50,070	9,392	5,475	4,397	Nov-18	6.9%
York Galleria - Partial JC Penney Redevelopment (Marshalls)	York, PA	100%	21,026	2,870	2,409	1,932	Apr-18	11.0%
Total Redevelopment Completed			189,468	$34,612	$27,081	$18,939

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at December 31, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Expected Opening Date	Initial Unleveraged Yield
Other Development:
Mid Rivers Mall - CubeSmart Self-storage (3) (4)	St. Peters, MO	50%	93,540	$4,122	$2,673	$2,673	Winter-19	9.0%

Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Whirlyball/Marcus Theaters) (5)	Brookfield, WI	100%	126,710	26,627	11,566	10,980	Fall-19	10.7%
East Towne Mall - Portillo's	Madison, WI	100%	9,000	2,956	2,416	1,894	Spring-19	8.0%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	1,405	1,290	Spring-19	10.3%
Hanes Mall - Dave & Buster's	Winston-Salem, NC	100%	44,922	5,932	2,127	1,930	Spring-19	11.0%
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	10,000	1,797	513	332	Winter-19	7.6%
Parkdale Mall - Macy's Redevelopment (Dick's Sporting Goods/Five Below/HomeGoods) (5)	Beaumont, TX	100%	86,136	20,899	6,479	5,958	Summer-19	6.4%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Metro Diner)	Daytona Beach, FL	100%	23,341	9,635	5,414	4,287	Spring-19	8.0%
			327,157	70,131	29,920	26,671

Total Properties Under Development			420,697	$74,253	$32,593	$29,344

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

(3)	Yield is based on the expected yield of the stabilized project.

(4)	Outparcel development adjacent to the mall.

(5)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Brookfield) and Macy's (Parkdale) buildings in 2017.

Shadow Pipeline of Properties Under Development at December 31, 2018
(Dollars in thousands)

Property	Location	CBL Ownership Interest	Total Project Square Feet	CBL's Share of Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Other - Outparcel Development:
Parkdale Mall - Self-storage (2)	Beaumont, TX	50%	68,000 - 70,000	$4,000 - $5,000	Winter-19	10% - 11%

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Yield is based on expected yield once project stabilizes.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2018

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of December 31, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015
Cross Creek Mall	Fayetteville, NC	Expected to Close	Executed leases for new Entertainment/Restaurants. Construction expected to start in 2019.
Fayette Mall	Lexington, KY		Redeveloped in 2016
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hamilton Place	Chattanooga, TN	Closed 1/19 - CBL Terminated Lease to start redevelopment	Cheesecake Factory Open. Executed leases for restaurant, hotel, Dick's Sporting Goods and Dave & Busters. Construction expected to start in 2019.
Hanes Mall	Winston-Salem, NC	Closed 1/19	Owned by Third Party. Novant Health, Inc. purchased Sears and Sears TBA for future medical office.
Jefferson Mall	Louisville, KY	Closed 1/19	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Mall del Norte	Laredo, TX	Open (O)	Owned by Sears
Northwoods Mall	North Charleston, SC	Redeveloped (O)	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Richland Mall	Waco, TX	Expected to Close (O)	Location sold in 2018 to third party user.
Southpark Mall	Colonial Heights, VA	Closed	Under negotiation/LOIs with tenants.
Sunrise Mall	Brownsville, TX	Open (O)	Owned by Sears
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of December 31, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Open (O)	Owned by Sears.
Asheville Mall	Asheville, NC	Closed (O)	Owned by Seritage. Under negotiation/LOI with non-retail users.
Dakota Square Mall	Minot, ND	Closed	Under negotiation/LOIs with tenants.	Lease executed with value retailer.
East Towne Mall	Madison, WI	Open (O)	Owned by Sears. Under negotiation/LOI with non-retail/entertainment uses.	Owned by Third Party
EastGate Mall	Cincinnati, OH	Open	Purchased in January 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Frontier Mall	Cheyenne, WY	Closed (O)	Owned by 3rd Party.

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans (continued)

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of December 31, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Governor's Square	Clarksville, TN	Expected to Close	50/50 Joint Venture Property. Under negotiation/LOIs with tenants.
Greenbrier Mall	Chesapeake, VA	Closed (O)	Owned by Seritage
Harford Mall	Bel Air, MD	Open	Potential sporting goods/ entertainment/restaurants
Imperial Valley Mall	El Centro, CA	Expected to Close (O)	Owned by Seritage. Lease executed with box user.
Kirkwood Mall	Bismarck, ND			Under negotiation/LOIs with tenants.
Laurel Park Place	Livonia, MI			Under negotiation/LOIs with tenants.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northgate Mall	Chattanooga, TN	Expected to Close (O)	Owned by Sears
Northpark Mall	Joplin, MO	Open (O)	Building owned by Sears
Old Hickory Mall	Jackson, TN	Expected to Close	Potential box user
The Outlet Shoppes at Laredo	Laredo, TX
Park Plaza	Little Rock, AR
Parkdale Mall	Beaumont, TX	Open (O)	Owned by Sears
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Closed (O)	Owned by Sears. Under negotiation with retail use.
South County Center	St. Louis, MO	Closed	Executed lease with entertainment user.
Southaven Towne Center	Southaven, MS
St. Clair Square	Fairview Heights, IL	Expected to close (O)	Building Owned by Sears. Under Negotiation with Entertainment User
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears
Valley View Mall	Roanoke, VA	Open (O)	Owned by Sears. Sporting Goods/Entertainment interest.
Volusia Mall	Daytona Beach, FL	Expected to Close (O)	Owned by Sears. Sporting Goods/Entertainment interest.
West Towne Mall	Madison, WI	Redeveloped (O)	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine.	Owned by Third Party. LOI with retailer.
WestGate Mall	Spartanburg, SC	Closed (O)	Owned by Sears
Westmoreland Mall	Greensburg, PA	Expected to Close (O)	Building owned by Sears. LOI with tenant.	Executed lease with casino. Est. 2019 open.
York Galleria	York, PA	Closed	Lease out for signature with tenant.	Owned by Third Party

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of December 31, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI	Under Construction	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under construction to add Marcus, Whirlyball, restaurants, Conference Center and hotel.	Owned by Third Party. Under negotiation with new use.
Burnsville Center	Burnsville, MN	Closed (O)	Owned by Seritage. LOI with non-retail use.
CherryVale Mall	Rockford, IL	Expected to Close	Lease with entertainment use OFS.	Choice Home Center - Opened Q4 '18.
Eastland Mall	Bloomington, IL	Closed	Under negotiation/LOIs with tenants.	Under negotiation/LOIs with tenants.

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of December 31, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Honey Creek Mall	Terre Haute, IN	Expected to Close (O)	Building Owned by Sears.	Vendors Village - Opened Q4 '18.
Kentucky Oaks Mall	Paducah, KY	Under Construction (O)	Owned by Seritage. Burlington is under construction.	50/50 JV asset. Leases out for signature with value retailer and national home furniture store.
Meridian Mall	Lansing, MI			Under negotiation/LOIs with tenants.
Mid Rivers Mall	St. Peters, MO	Open (O)	Owned by Sears
Monroeville Mall	Pittsburgh, PA
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA	Expected to Close	Under negotiation with non-retail use	Shoprite executed. Est. summer 2019 open.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).